UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 28, 2009
Pacific Sunwear of California, Inc.
(Exact name of registrant as specified in its charter)

California	0-21296	95-3759463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3450 East Miraloma Avenue, Anaheim, CA 92806-2101
(Address of principal executive offices) (Zip Code)
(714) 414-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On January 28, 2009, Pacific Sunwear of California, Inc. (the “Company”) announced cost reduction actions it will implement as part of its strategies aimed at strengthening the Company’s operational and financial position in fiscal 2009, including plans to reduce selling, general and administrative expenses.
As part of the reduction in selling, general and administrative expenses, the Company announced a workforce reduction resulting in the elimination of 47 positions at the Company’s Anaheim headquarters and 10 field management positions. This action will reduce the Company’s headquarters and field management staff by approximately 11 percent. The Company began, on January 28, 2009, providing notices to employees whose employment will terminate as part of the workforce reduction.
The Company expects to incur pre-tax charges of approximately $1.5 million during the fourth quarter of fiscal 2008 ending January 31, 2009 for cash severance to be paid in connection with the workforce reduction. The Company estimates this action will result in pre-tax savings of approximately $5 million per year beginning in fiscal 2009, which begins February 1, 2009.

Item 7.01	Regulation FD Disclosure.
The full text of the Company’s press release announcing the cost reduction actions is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release, dated January 28, 2009, announcing cost reduction actions
Forward-Looking Statements. This Report on Form 8-K contains “forward-looking statements” including, without limitation, statements regarding the anticipated severance charge in the fourth quarter of fiscal 2008 and the anticipated annual pre-tax savings arising from the workforce reduction. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual operating and financial results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business, operating results, cash balances and borrowing capacity include, among others, the following factors: additional adverse changes in or prolonged adverse economic conditions generally; additional adverse changes in consumer spending; changes in consumer demands and preferences; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs or higher than anticipated workforce reduction costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended February 2, 2008 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Date: January 28, 2009	By:	/s/ MICHAEL L. HENRY
Michael L. Henry
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 28, 2009, announcing cost reduction actions